EXHIBIT 99.1

COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT was made on the 12th day of January 2026, between:

Chen Yuanhang, a shareholder of Lvpai Group Limited. (“Seller”),

and

Zhao Ling, the undersigned purchaser (the “Purchaser”)

WHEREAS:

A.	Seller is the owner of 70,000,000 shares of unrestricted common stock, par value $0.001 per share (the "Common Stock"), of Lvpai Group Limited., a Nevada corporation (the "Company"); and

B.	Seller proposes selling to the Purchaser 40,000,000 shares of Common Stock of the Company (the "Purchased Shares") on the terms set forth herein.

IN CONSIDERATION of the premises, representations, warranties and covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase, Sale and Closing

1.1. Seller agrees to sell, and the Purchaser agrees to purchase from Seller, 40,000,000 shares of common stock at the share price of USD 0.00358 each and total purchase price of USD 143,211 (the “Purchase Price”). Payment shall be in U.S. Dollars, in the form of cash or bank wire and be deposited into the following bank account:

Beneficiary Bank Name:

Beneficiary Bank Address:

Beneficiary Name:

Beneficiary Account Number:

Swift Code:

1.2. Upon execution hereof, Seller agrees to deliver to the Company, with offices at Unit 305-306, 3/F., New East Ocean Centre, No.9 Science Museum Road, Tsim Sha Tsui, Hong Kong,

(i) this executed agreement, (ii) proof of payment, (iii) share certificates representing the Purchased Shares of stock, along with (iv) Irrevocable Stock Powers or equivalent documents, duly endorsed for transfer (collectively, the “Documents”).

1.3. Share certificates will be processed and delivered to the Purchaser, within 2 month from date of payment and Stock Purchase Agreement received.

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1.4. The closing contemplated hereby will occur on or before the 7th day of February 2026, (the “Closing”).

2. Representations and Warranties of Seller

Seller represents and warrants to the Purchaser that:

(a)

Immediately prior to and at the Closing, Seller shall be the legal and beneficial owner of the Purchased Shares and at the Closing, Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)

Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Seller hereunder and to consummate the transactions contemplated hereby; and

(c)	Seller, as applicable, is not currently, and has not been during the last three months an affiliate of the Company, as that term is defined by Rule 144(a) of the Securities Act of 1933, as amended.

3. Representations and Warranties of the Purchaser

The Purchaser represents and warrants to Seller that:

(a)

The Purchaser is acquiring the Common Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

(b)

The undersigned Purchaser understands the speculative nature and risks of investments associated with the Common Stock, and confirms that the Common Stock would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the Common Stock subscribed for herein;

(c)

The Common Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not;

(d)

To the extent that any federal, and/or state securities laws shall require, the Purchaser hereby agrees that the Common Stock acquired pursuant to this Agreement shall be without preference as to assets;

(e)

The Purchaser is aware that the Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for the Common Stock of the Company or to cause or permit such Common Stock to be transferred in the absence of any such registration or exemption;

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f)

The Purchaser has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Purchaser can afford to hold the investment for an indefinite period of time);

(g)

The Purchaser has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Purchaser is capable of reading and interpreting financial statements; and

(h)	The Purchaser is not a member of, or an associate or affiliate of a member of FINRA.

(i)

The Purchaser, and his or her agents, attorneys and advisors, have conducted their own due diligence on the Company, its past history, and its current state. They have inspected SEC filings, the corporate minutes, and the charter documents. The Purchaser is buying the shares “as is”, with no representations made by Seller as to the affairs or viability of the company, or as to assets, liabilities, or outstanding securities of the Company, and the Purchaser, on behalf of him selves and his successors in interest, (if any), hereby acknowledges and agrees by his execution of this Agreement that Seller is making no representations in this regard.

4. Miscellaneous

4.1 The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2 This Agreement will be governed by and construed in accordance with the laws of the State of NEVADA. The parties hereby submit to the jurisdiction of the courts of Clark County, NEVADA with respect to any legal proceedings arising from this Agreement.

4.3 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.4 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

[Signature Page Follows]

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Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLER:
By:	/s/ CHEN YUANHANG
Name:	CHEN YUANHANG
Passport no..:	E86396047
Address:	Rm9, Unit 2, Block 2, No.55 Sixian Road, Qingxiu District, Nanning City, Guangxi Province, China

PURCHASER:
By:	/s/ ZHAO LING
Name:	ZHAO LING
Passport no..:	ER0207081
Address:	Rm202, Unit4, Block7, No.839, BOHAI7 Road, Bincheng District, Binzhou city, Shandong Province, China

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